SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                               __________________


                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                          Date of Report: July 9, 1999
                        (Date of Earliest Event Reported)



                           ELCOM INTERNATIONAL, INC.
             (Exact Name of Registrant as Specified in its Charter)



          Delaware                         0-27376               04-3175156
 ------------------------------       ------------------     -------------------
(State or Other Jurisdiction            (Commission           (I.R.S. Employer
   of Incorporation)                     File Number)        Identification No.)


          10 Oceana Way, Norwood, Massachusetts                   02062
        ----------------------------------------------------------------
          (Address of Principal Executive Offices)             (Zip Code)


       Registrant's telephone number, including area code (781) 440-3333

Item 5. Other Events

     On July 9, 1999, Elcom International, Inc., a Delaware corporation (the "Company'), entered into a non-binding Heads of Agreement (the "Heads") with Specialist Computer Holdings Limited, a corporation organized under the laws of the United Kingdom ("SCH"). The Heads is the equivalent of a letter of intent in the United States and is subject to final negotiation of definitive Agreements for Sale and Purchase and customary related matters prior to closing. The Company anticipates a closing in July or August, 1999. The Heads provides that, pursuant to definitive agreements, SCH will acquire specified customer relationships, inventory and other assets, assume only specified liabilities (including the Company's Langley, Berkshire facility lease) and employ specified sales, support, management and professional services personnel (collectively, the "Disposed Business"). Elcom International Limited, a United Kingdom indirect subsidiary of the Company, and its subsidiaries ("Elcom Limited"), will continue to operate the Company's United Kingdom direct response/telemarketing PC remarketer business (the "Retained Business"), focusing on ultimately migrating the retained customers to a web-based Internet storefront similar to the operating model of the Company's United States eBusiness entity, elcom.com, inc. It is expected that Elcom Limited also will be responsible for collecting the accounts receivable of the Disposed Business as well as satisfying all retained liabilities, including trade liabilities, personnel severance, facility liabilities and associated wind-down costs of the Disposed Business. The Heads anticipates that Elcom Limited will enter into a non-exclusive three-year contract for SCH to act as Elcom Limited's preferred product in the United Kingdom.

     Subject to negotiation of definitive agreements, the Heads provides for a payment to the Company of approximately $12.5 million for the Disposed Business, plus the value, at cost, of inventory which SCH purchases. The Company preliminarily estimates that it will incur between $5 and $8 million of costs to wind down and satisfy the liabilities of the Disposed Business, and reorient the Retained Business to the eBusiness model of elcom.com, inc. in the United States. The Company's initial evaluation also indicates that it will write off approximately $26 million of goodwill associated with acquisition of its historical United Kingdom operations. The Disposed Business accounted for approximately 74% of the $314 Million of net sales recorded by Elcom Limited in 1998. It is anticipated that approximately 300 of 465 United Kingdom personnel will become employees of SCH if the proposed transaction is consummated.

     In conjunction with this transaction, the Company intends to eventually relocate its United Kingdom headquarters from Langley, Berkshire to Basingstoke, Hampshire. Except as described above, there are no material relationships between the Company and SCH, the SCH shareholders or any of their respective affiliates, directors or officers.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

        (a)    Exhibits:


               Exhibit Number

               2.1 Heads of Agreement dated July 9, 1999 between Specialist Computer Holdings Limited and Elcom International, Inc.

               99   Press Release dated July 13, 1999
______________

                                          SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                            ELCOM INTERNATIONAL, INC.




                                           /s/ Laurence F. Mulhern
                                           Laurence F. Mulhern,
                                           Chief Financial Officer and Treasurer




Date:   July 14, 1999

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